UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 16, 2020

_____________________

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Suite 101, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Tonix Pharmaceuticals Holding Corp (the “Company”) updated its investor presentation, which is used to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain nonpublic information. A copy of the presentation is filed as Exhibit 99.01 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including, Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Information.

On November 16, 2020, the Company announced preliminary results following vaccination of non-human primates with TNX-1800 (modified horsepox virus, live vaccine), a live attenuated COVID-19 vaccine candidate engineered to express the SARS-CoV-2 (CoV-2) spike protein after vaccination.  The research is part of an ongoing collaboration between the Company, the Southern Research Institute and the University of Alberta. All eight animals vaccinated with TNX-1800 manifested “takes”, a skin reaction which is a validated biomarker of functional T cell immunity, and that vaccination was associated with neutralizing antibodies in each case.

Key features and results of the research include:

●	STUDY DESIGN: The on-going study of non-human primates compares TNX-1800 (modified horsepox virus encoding CoV-2 spike protein) to TNX-801 (horsepox virus, live vaccine) at two doses. A control group received a placebo. Each of these five groups (TNX-1800 high and low dose; TNX-801 high and low dose and placebo) includes four animals.
●	NEUTRALIZING ANTI-CoV-2 ANTIBODIES: At day 14 after a single vaccination, all eight of the TNX-1800 vaccinated animals made anti-CoV-2 neutralizing antibodies (≥1:40 titer) and, as expected, none of the eight TNX-801 vaccinated control animals, or any of the four animals in the placebo group, made anti-CoV-2 neutralizing antibodies (≤1:10 titer). The level of neutralizing anti-CoV-2 antibody production was similar between the low and high dose TNX-1800 groups ((1 x 106 Plaque Forming Units [PFU]) and 3 x 106 PFU, respectively).
●	TOLERABILITY: TNX-1800 and TNX-801 were well tolerated at both doses.
●	SKIN TAKE BIOMARKER: Further, as an expected additional outcome, all 16 animals vaccinated with either dose of TNX-1800 or the control TNX-801 manifested a “take”, or cutaneous response, signaling that the horsepox vector elicited a strong T cell immune response.
●	DOSE: These results support the expectation that TNX-1800 at the low dose of 1 x 106 PFU is an appropriate dose for a one-shot vaccine in humans, and indicate that 100 doses per vial is the target format for commercialization, which is suited to manufacturing and distribution at large scale.
●	CONCLUSIONS: Together, these data show that TNX-1800 induces a strong immune response to CoV-2 in non-human primates. These data confirm that “take” is a biomarker of a strong immunological response to TNX-1800’s vector, horsepox virus vaccine, and also indicate that “take” is predictive of a neutralizing antibody response to TNX-1800’s cargo COVID-19 antigen, which is the CoV-2 spike protein.
●	NEXT PHASE: In the second phase of the study, the TNX-1800 vaccinated and control animals will be challenged with CoV-2. Results are expected in the first quarter of 2021. A copy of the press release that discusses this matter is filed as Exhibit 99.02 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

99.01	Corporate Presentation by the Company for November 2020
99.02	Press Release dated November 16, 2020, issued by the Company

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: November 16, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer